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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             February 5, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-16                           877291   33-42312   811-1777


DEFINED ASSET FUNDS-GSIF U.S. TREASURY SERIES 7               781768   33-28452   811-2810


DEFINED ASSET FUNDS-FLORIDA INSURED SERIES                    932578   33-56381   811-1777


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1R                       781325   33-31727   811-2810
DEFINED ASSET FUNDS- GNMA SERIES 1X DAF                       893061   33-56497   811-2810


DEFINED ASSET FUNDS-MITF IS-185                               803862   33-49139   811-1777


DEFINED ASSET FUNDS-CIF ITS-32                                791020   33-43743   811-2295


DEFINED ASSET FUNDS-MITF ITS-168                              868081   33-37444   811-1777
DEFINED ASSET FUNDS- ITS-244 DAF                              924333   33-56363   811-1777
DEFINED ASSET FUNDS- ITS-261 DAF                              924353   33-62369   811-1777


DEFINED ASSET FUNDS-MPS-315 DAF                               893495   33-49755   811-2295


DEFINED ASSET FUNDS-MITF MPS-504                              803711   33-37316   811-1777

DEFINED ASSET FUNDS-MITF MSS-20                               892845   33-49131   811-1777
DEFINED ASSET FUNDS-MITF MSS-21                               892846   33-49137   811-1777
DEFINED ASSET FUNDS-MITF MSS 6I                               847173   33-30945   811-1777
DEFINED ASSET FUNDS- MSS-76 DAF                               924247   33-55877   811-1777
DEFINED ASSET FUNDS-MITF MSS 7Y                               847231   33-37732   811-1777
DEFINED ASSET FUNDS-MITF MSS 7Z                               847232   33-37887   811-1777
DEFINED ASSET FUNDS-MITF MSS 9P                               868187   33-43741   811-1777

TOTAL:   19 FUNDS

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